                                   EXHIBIT 11

                            MICRON TECHNOLOGY, INC.

                        Computation of Per Share Earnings
                 (Amounts in millions except for per share data)


                                             February 27,   February 29,
Quarter Ended                                   1997           1996
------------------------------------------------------------------------

PRIMARY

  Weighted average shares outstanding              209.7          207.3
  Net effect of dilutive stock options               5.8            7.9
                                                  ------         ------
  Total shares                                     215.5          215.2
                                                  ======         ======

  Net income                                      $142.7         $188.2
                                                  ======         ======

  Primary earnings per share                      $ 0.66         $ 0.87
                                                  ======         ======


FULLY DILUTED

  Weighted average shares outstanding              209.7          207.3
  Net effect of dilutive stock options               6.5            7.9
                                                  ------         ------
  Total shares                                     216.2          215.2
                                                  ======         ======

  Net income                                      $142.7         $188.2
                                                  ======         ======

  Fully diluted earnings per share                $ 0.66         $ 0.87
                                                  ======         ======

                                   EXHIBIT 11

                            MICRON TECHNOLOGY, INC.

                        Computation of Per Share Earnings
                (Amounts in millions except for per share amounts)



                                            February 27,   February 29,
For the six months ended                        1997           1996
-----------------------------------------------------------------------

PRIMARY

  Weighted average shares outstanding              209.4          207.0
  Net effect of dilutive stock options               5.6            9.4
                                                  ------         ------
  Total shares                                     215.0          216.4
                                                  ======         ======

  Net income                                      $163.3         $516.7
                                                  ======         ======

  Primary earnings per share                      $ 0.76         $ 2.39
                                                  ======         ======


FULLY DILUTED

  Weighted average shares outstanding              209.4          207.0
  Net effect of dilutive stock options               6.2            9.4
                                                  ------         ------
  Total shares                                     215.6          216.4
                                                  ======         ======

  Net income                                      $163.3         $516.7
                                                  ======         ======

  Fully diluted earnings per share                $ 0.76         $ 2.39
                                                  ======         ======